EXHIBIT

THE WARRANTS EVIDENCED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF (THE WARRANTS AND SUCH SECURITIES, COLLECTIVELY, THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NONE OF THE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AND SUBJECT TO COMPLIANCE WITH OTHER APPLICABLE LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER ANY SECURITY, UNLESS PREVIOUSLY REGISTERED UNDER THE SECURITIES ACT, ONLY: (A) TO THE COMPANY; OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE).

THIS WARRANT IS SUBJECT TO THAT CERTAIN DEMAND NOTE/COMMON
STOCK WARRANT PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE
HOLDER ("THE AGREEMENT")

No. XX                  Certificate for ***xxx,xxx*** warrants

         5 YEAR WARRANTS TO PURCHASE COMMON STOCK OF
                    BALANCED LIVING, INC.

                   Expiring March 1, 2003

         BALANCED LIVING, INC., a Colorado corporation (the "Company") for value received, hereby certifies that the Holder whose name is inscribed below (the "Holder"), at its option and subject to the provisions contained on the reverse hereof, is entitled to purchase from the Company that number of shares of the Common Stock of the Company ("Common Stock") this derived from the following equation:

  THE PURCHASE PRICE, AS DEFINED IN THE PURCHASE AGREEEMENT
                         DEVIDED BY
                              2

(Example: with the Purchase Price of a $20,000 Unit, the Investor will receive a Warrant certificate to purchase 10,000 shares of Common Stock)

, at any time prior to the Expiration Time (as defined on the reverse hereof) one share of Common Stock, par value of $0.001 per share, of the Company at the per share exercise price of $1.00 (the "Exercise Price"), or by Cashless Exercise referred to below. The securities, number of shares purchasable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth on the reverse hereof.

         The Warrants may be exercised in whole or in part (i) by presentation of this Warrant Certificate with the Purchase
Form attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Company for the account of the Company at the office of the Company or (ii) by Cashless Exercise. Payment of the Exercise Price in cash shall be made by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. Cashless Exercise shall be made by the surrender of this warrant Certificate, without payment of the Exercise Price in cash, with the Purchase Form attached hereto duly executed, for such number of Warrant Shares (as defined on the reverse hereof) equal to the product of (1) the number of Warrants and (2) a fraction, the numerator of which is the excess of the Current Market value (as defined on the reverse hereof) on the date of exercise over the Exercise Price per share as of the date of exercise and the denominator of which is the Current Market Value on the date of exercise.

         Upon any exercise of fewer than all the Warrants evidenced hereby, there shall be issued to the Holder hereof a new Warrant Certificate in respect of the balance of the Warrants. This Warrant Certificate may be exchanged at the office of the Company by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants, but the Company shall pay an amount in cash equal to the Current Market Value on the trading day immediately preceding the date the Warrant is exercised, multiplied by the fraction of a Warrant Share that would be issuable on the exercise of any Warrant.

         All Warrant Shares issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable. The holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company and the Company as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Company shall be affected by notice to the contrary.

                      Balanced Living, INC.


                         By


                      DATED:

               [REVERSE OF WARRANT CERTIFICATE]

THE FOLLOWING TERMS AND CONDITIONS SHALL GOVERN THE WARRANTS:

              ARTICLE I

              Definitions

SECTION 1.01. Definitions.

         "AFFILIATE" of any Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (ii) any other Person who is a director or officer (A) of such Person, (B) of any subsidiary of such Person or (C) of any Person described in clause (i) above. For purposes hereof, (a) "control" of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and (b) beneficial ownership of 5% or more of the voting common equity (on a fully diluted basis) or warrants to purchase such equity (whether or not currently exercisable) of a Person shall be deemed to be in control of such Person; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "BOARD" means the Board of Directors of the company or any committee thereof duly authorized to act on behalf of such Board of Directors.

         "BUSINESS DAY" means each day that is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of Utah.

         "COMMON STOCK" means the Common Stock of the Company, par value $0.001 per share, currently provided for in the Articles of Incorporation of the Company, and any other capital stock of the Company into which the Common Stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution of, the Common Stock by reason of any stock split, stock dividend, distribution, merger, consolidation or similar event.

         "COMBINATION" means an event in which the Company (i) consolidates with, merges with or into, or sells all or substantially all its property and assets to another Person or (ii) distributes substantially all its assets to its stockholders.

         "CURRENT MARKET VALUE" at any date means the aggregate fair market value of the Warrant Shares issuable upon the exercise of one Warrant, determined by valuing each security forming part of the Warrant Shares as follows:
         (i) if such security is not registered under the Exchange Act, (a) the value of such security, determined in good faith by the Board and certified in a Board resolution, based on the most recently completed arm's-length transaction between the Company and a Person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the value of such security as determined by an independent financial expert; and (ii) if such security is registered under the Exchange Act, the average of the daily closing bid prices for each Business Day during the period commencing 15 Business Days before such date and ending on the Business Day immediately prior to such date, or if the security has been registered under the Exchange Act for less than 15 consecutive Business Days prior to such date, then the average of the daily closing bid prices for all of the Business Days before such date for which daily closing bid prices are available. For the purposes of clause (ii) above, the closing bid price shall be as quoted on the primary United States securities exchange or trading market for such security. If the closing bid price for any security is not determinable for at least ten Business Days in such period, such security shall be valued as if the security were not registered under the Exchange Act.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXPIRATION TIME" means 5:00 p.m. Salt Lake City Time on
         March 1, 2003.

         "OFFICER" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

         "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "VOTING STOCK" of a corporation means all classes of capital stock of such corporation then outstanding and normally entitled to vote in the election of directors.

         "WARRANT SHARES" means the securities issuable upon the exercise of the Warrants.

SECTION 1.02. Rules of Construction, Unless the text otherwise requires:

              (i) a term has the meaning assigned to it;

              (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

              (iii) "or" is not exclusive;

              (iv) "including" means including, without limitation; and

              (v) words in the singular include the plural and words in the plural include the singular.

                          ARTICLE II

                    Transfer and Exchange

SECTION 2.01. Transfer and Exchange.

              (a) Transfer and Exchange of Warrants. When Warrant Certificates are presented to the Company with a request to register the transfer of such Warrant Certificates or to exchange such Warrant Certificates for Warrant Certificates evidencing an equal number of Warrants of other authorized denominations, the Company shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided , however, that the Warrant Certificates surrendered for transfer or exchange:

                   (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                   (ii) in the case of any transfer prior to the second anniversary of the first issuance of Warrant Certificates, shall be accompanied by evidence reasonably satisfactory to the Company as to compliance with the restrictions set forth in the legend on the face of this Warrant Certificate.

                         ARTICLE III

                        Exercise Terms

         SECTION 3.01. Manner of Exercise. The Warrants may be exercised in whole or in part at any time and from time to time prior to the Expiration Time (i) by presentation of this Warrant Certificate with the Purchase Form attached hereto as Exhibit A-1 duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Company for the account of the Company at the office of the Company or (ii) by Cashless Exercise. Payment of the Exercise Price in cash shall be made by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose, Cashless Exercise shall be made by the surrender of this Warrant Certificate, without payment of the Exercise Price in cash, with the Purchase Form attached hereto duly executed, for such number of Warrant Shares equal to the product of (1) the number of Warrants and (2) a fraction, the numerator of which is the excess of the Current Market Value on the date of exercise over the Exercise Price per share as of the date of exercise and the denominator of which is the Current Market Value on the date of exercise. For purposes of Cashless Exercise, the term "Current Market Value" shall mean, if the Common Stock is not registered under the Exchange Act and no transaction has occurred as provided in clause (i)(a) of the definition of Current Market Value, the value of the Common Stock as determined in good faith by the Board of Directors. All provisions hereof shall be applicable with respect to an exercise of Warrant Certificates pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. The rights represented by the Warrants shall be exercisable at the election of the Holders thereof either in full at any time or from time to time in part and in the event that a Warrant Certificate is surrendered for exercise in respect of less than all the Warrant Shares purchasable on such exercise at any time prior to the expiration of the Exercise Period a new Warrant Certificate exercisable for the remaining Warrant Shares will be issued.

         SECTION 3.02. Issuance of Warrant Shares. Upon the surrender of Warrant Certificates and payment of the per share Exercise Price, as set forth in Section 3.01, the Company shall issue and cause the Company or, if appointed, a transfer agent for the Common Stock ("Transfer Agent") to countersign and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise to the Person or Persons entitled to receive the same, together with cash as provided in Section 3.03 in respect of any fractional warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the per share Exercise Price, as aforesaid; provided , however, that if, at such date, the transfer books for the Warrant Shares shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificates for such Warrant Shares; provided further, however, that such transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 calendar days.

         SECTION 3.03. Fractional Warrant Shares. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. It more than one Warrant shall be exercised in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.03, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Current Market Value for one warrant Share on the trading day immediately preceding the date the Warrant is exercised, multiplied by such fraction, computed to the nearest whole cent.

         SECTION 3.04. Compliance with Law. Notwithstanding anything herein to the contrary, in no event shall the Holder be entitled to exercise a Warrant unless (i) a registration statement filed under the Securities Act in respect of the issuance of the Warrant Shares is then effective or (ii) in the opinion of counsel to the Company addressed to the Company an exemption from the registration requirements is available under the Securities Act at the time of such exercise.

         SECTION 3.05. Share Legend. Each certificate for Warrant Shares issued upon exercise of a Warrant, unless at the time of exercise such shares are registered under the Securities
Act, shall bear a legend substantially identical to the legend on the face of this Warrant Certificate. Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion of counsel selected by the holder of such certificate and reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.

              ARTICLE IV

          Antidilution Provisions

         SECTION 4.01. Changes in Common Stock, In the event that at any time or from time to time the Company shall (i) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock or other shares of capital stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then the number of shares of Common Stock purchasable upon exercise of each Warrant immediately after the happening of such event shall be adjusted so that, after giving affect to such adjustment, the holder of each Warrant shall be entitled to receive the number of shares of Common

Stock upon exercise that such holder would have owned or have been entitled to receive had such warrants been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of capital stock, immediately prior to the record date therefor), and the Exercise Price for each Warrant shall be adjusted in inverse proportion. An adjustment made pursuant to this
Section 4.01 shall become effective immediately after the effective date, retroactive to the record date therefor in the case of a dividend or distribution in shares of capital stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

         SECTION 4.02. Dividends and Other Distributions, In case at any time or from time to time the Company shall distribute to holders of Common Stock (I) any dividend or other distribution of evidences of its indebtedness, shares of its capital stock or any other noncash properties or securities or
(ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in each case, (x) any dividend or distribution described in Section 4.01, (y) any rights, options, warrants or securities described in
Section 4.03 and (z) any dividend or distribution described in
Section 4.04), then the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock purchasable upon the exercise of such Warrant immediately prior to the record date for any such dividend or distribution by a fraction, the numerator of which shall be the Current Market Value per share of Common Stock on the record date for such distribution, and the denominator of which shall be such Current Market Value per share of Common Stock less the fair value (as determined in good faith by the Board, whose determination shall be evidenced by a board resolution, a copy of which will be sent to Holders upon request) of the portion of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription of purchase rights; and the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution; provided , however, that the Company is not required to make an adjustment pursuant to this Section 4.02 if at the time of such distribution the Company makes the same distribution to Holders of Warrants as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which such Warrants are exercisable. No adjustment shall be made pursuant to this Section 4.02 which shall have the effect of decreasing the number of shares of Common Stock purchasable upon exercise of each Warrant or increasing the Exercise Price.

         SECTION 4.03. Rights Issue.- In the event that at any time or from time to time the Company shall issue rights, options or warrants for, or securities convertible or exchangeable into, Common Stock to all holders of Common Stock without any charge, entitling such holders to subscribe for or purchase shares of Common Stock at a price per share that is lower at the record date for such issuance than the then Current Market Value per share of Common Stock, the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the number of additional shares of Common Stock offered for subscription or purchase or into which such securities are convertible or exchangeable, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company would purchase at the Current Market Value per share of Common Stock. In the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the aforementioned fraction. Such adjustment shall be made whenever such rights, options or warrants are issued and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights, options, warrants or securities. No adjustment shall be made pursuant to this Section 4.03 which shall have the effect of decreasing the number of shares of Common Stock purchasable upon exercise of each Warrant or of increasing the Exercise Price.

         SECTION 4.04. Combination.

              (a) Except as provided in Section 4.04(b), following a Combination, the Holders shall have the right to receive upon exercise of the Warrants such number of shares of capital stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such Combination had such Warrant been exercised immediately prior to such event. Unless Section 4.04 (b) is applicable to a Combination, the Company shall provide that any surviving or acquiring Person (the "Successor Company") in such Combination will enter into an agreement with the Company confirming the Holders, rights pursuant to this Section 4.04(a) and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. The provisions of this Section 4.04(a) shall similarly apply to successive Combinations involving any Successor Company.

              (b) In the event of a Combination where
              consideration to the holders of Common Stock in exchange for their shares is payable solely in cash, then the holders of the Warrants will be entitled to receive distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price.

              In case of any Combination described in this Section 4.04(b), the surviving or acquiring Person shall deposit promptly with the Company the funds, if any, necessary to pay to the holders of the Warrants the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, the Company shall make payment to the Holders by delivering a check in such amount as is appropriate to such Person or Persons as it may be directed in writing by the holders surrendering such Warrants.

         SECTION 4.05. Other Events.- If any event occurs as to which the foregoing provisions of this Article 4 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock subject to purchase upon exercise of this Warrant.

         SECTION 4.06. Superseding Adjustment, Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in the adjustments pursuant to this
Article 4, if any thereof shall not have been exercised, the number of Warrant Shares purchasable upon the exercise of each Warrant shall be readjusted as if (A) the only shares of capital stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of capital stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (B) shares of capital stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised and the Exercise Price shall be readjusted inversely; provided , however, that no such readjustment shall (except by reason of an intervening adjustment under Section
4.01) have the effect of decreasing the number of Warrant
Shares purchasable upon the exercise of each Warrant or increase the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

         SECTION 4.07. Minimum Adjustment, The adjustments required by the preceding Sections of this Article 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Common Stock purchasable upon exercise of Warrants that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of Common Stock, as provided for in
Section 4.01) unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% of the Exercise Price or the number of shares of Common Stock purchasable upon exercise of Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this
Article 4 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Article 4, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

                          ARTICLE V

                        Miscellaneous

         SECTION 5.01. Rights of Holders, Except as expressly set forth in this Warrant Certificate, Holders of unexercised warrants are not entitled (i) to receive dividends or other distributions, (ii) to receive notice of or vote at any meeting of the stockholders, (iii) to consent to any action of the stockholders, (iv) to receive notice of any other proceedings of the Company or (v) to exercise any other rights as stockholders of the Company.

         SECTION 5.02. Governing Law, The laws of the State of
Utah shall govern the Warrants.

         FORM OF ELECTION TO PURCHASE WARRANT SHARES
       (to be executed only upon exercise of Warrants)

                    Balanced Living, INC.

The undersigned hereby irrevocably elects to exercise [            ]
Warrants at an exercise price per Warrant (subject to adjustment) of $1.00 to acquire an equal number of shares of Common Stock, par value $0.001 per share, of Balanced Living, Inc. on the terms and conditions specified in the within Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to Balanced Living, Inc. and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Exercise is made by (check one):

 [ ]  Tender of the Exercise Price

 [ ]  Cashless Exercise

DATE:


                                                       1
                     (Signature of Owner)



                     (Street Address)



                     (City)   (ST)   (zip code)
















1. The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.